Exhibit 99.1

Contact:
Bruce Widener, CEO, 502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.:
Marlon Nurse, 212-564-4700

Trilogy Capital Partners:
Darren Minton, 800-592-6067

HIR: Geralyn DeBusk or Hala Elsherbini
972-458-8000

Beacon Enterprise Solutions Announces Further Reduction in Warrants
and Fully Diluted Shares Outstanding
— 6,452,342 Warrants Exercised as of April 28; Proceeds to Support Business Expansion —
LOUISVILLE, KY, April 29, 2010 — Beacon Enterprise Solutions Group, Inc. (OTCBB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, today announced preliminary results from the Company’s warrant exercise/exchange offer and consent request.
Warrant holders representing a total 4,891,519 warrants have chosen to exercise for cash and holders of 1,560,823 warrants have chosen the cashless exercise/exchange option. Cash exercises resulted in total gross proceeds of $4,459,714 as of April 28, 2010. These results include the exercise of 1,528,416 warrants for cash and 47,916 cashless exercises during the extension period and represent the elimination of a total of 6,452,342 warrants and a total reduction in the number of fully diluted shares outstanding of 1,114,874.
As disclosed in the Company’s public filings, Beacon had approximately 16 million warrants outstanding and exercisable at prices ranging from $1.00 to $2.50 as of December 31, 2009. The majority of the warrants, which are related to equity financing from 2007 – 2009, are exercisable at $1.00 per share. While the discounted exercise offer ceased on April 20, as previously announced on April 1, remaining warrant holders may continue to exercise their warrants per their original terms.
“We appreciate the participation and support of many of our warrant holders in this effort,” commented Bruce Widener, CEO of Beacon Solutions. “We’re very pleased with the results and look forward to utilizing the proceeds to support our ongoing business development and expansion efforts.”

About Beacon Enterprise Solutions Group, Inc.
Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. Beacon is headquartered in Louisville, Ky., with regional headquarters in Dublin, Ireland and Zurich, Switzerland and personnel located throughout the United States and Europe.
For comprehensive investor relations material, including fact sheets, research reports, interviews and video, please follow the appropriate link: Investor Relations Portal, Investor Fact Sheet, Research Report and CEO Overview Video
For additional information, please visit Beacon’s corporate website: www.askbeacon.com
This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
#####